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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-124601) of KapStone Paper and Packaging Corporation and in the related Prospectus, the Registration Statement (Form S-8 No. 333-141916) pertaining to the 2006 Incentive Plan, the Registration Statement (Form S-8 No. 333-167181) pertaining to the Amended and Restated 2006 Incentive Plan, the Registration Statement (Form S-8 No. 333-163667) pertaining to the 2009 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-196330) pertaining to the 2014 Incentive Plan of our reports dated February 26, 2016, with respect to the consolidated financial statements of KapStone Paper and Packaging Corporation and the effectiveness of internal control over financial reporting of KapStone Paper and Packaging Corporation, included in this Annual Report (Form 10-K) for the year-ended December 31, 2015.

/s/ Ernst & Young LLP

Chicago, Illinois

February 26, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM